UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 26, 2005

Warp Technology Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-33197	88-0467845
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Railroad Avenue, Greenwich, Connecticut		06830
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	203 422 2950

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Tesseract Merger Agreement

On October 26, 2005, Warp Technology Holdings, Inc. operating under the name Halo Technology Holdings (the "Company), TAC/Halo, Inc., a wholly owned subsidiary of the Company (the "Merger Sub"), Tesseract Corporation ("Tesseract"), Platinum Equity, LLC ("Platinum") and TAC/Halo, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company ("New Merger Sub") entered into Amendment No. 1 to the Merger Agreement pursuant to which Merger Sub assigned to New Merger Sub all of its rights and obligations under the Merger Agreement. The Amendment provided that the Merger Consideration shall consist of (i) $4,500,000 in cash payable at Closing, (ii) 7,045,454 shares of Series D Preferred Stock of the Company, and (iii) $1,750,000 payable no later than March 31, 2006 and evidenced by a Promissory Note. The Amendment provided for a Working Capital Adjustment of $1,000,000 to be paid no later than November 30, 2005. If not paid by such date, at the option of the Seller, the Working Capital Adjustment may be converted into up to 1,818,181 shares of Series D Preferred Stock. Additionally, if the Working Capital Adjustment is not paid on or before November 30, 2005, the Company must pay Platinum a monthly transaction advisory fee of $50,000 per month, commencing December 1, 2005. Under the Amendment, Platinum agrees to retain 909,091 shares of Series D Preferred Stock delivered as part of the Merger Consideration. If the Promissory Note is paid on or before March 31, 2006, Platinum will return for cancellation, without additional consideration from the Company, 909,091 shares of Series D Preferred Stock to the Company. The Amendment further provides that the rights, preferences and privileges of the Series D Preferred Stock will adjust to equal the rights, preferences and privileges of the next round of financing if such financing is a Qualified Equity Offering (as defined in the Amendment). If the next round is not a Qualified Equity Offering, the rights, preferences and privileges of the Series D Preferred Stock will adjust to equal the rights, preferences and privileges of the next round of financing at the option of the holder. The descriptions of the Merger Agreement and Amendment No. 1 to the Merger Agreement are qualified in their entirety by reference to the Merger Agreement, which was previously filed as Exhibit 10.87 of the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 16, 2005, and to Amendment No. 1 to the Merger Agreement attached as Exhibit 10.94 hereto and incorporated herein by reference.

Investor’s Agreement

In connection with the issuance of Series D Preferred Stock, as described under Item 3.02 of this Current Report, on October 26, 2005, the Company and Platinum entered into an Investor’s Agreement in order to provide Platinum with certain rights to register Conversion Shares (as defined in the Investor’s Agreement) issuable upon conversion of Series D Stock or as dividends or other distributions with respect to the Series D Stock or the Common Stock issuable upon conversion thereof. The Company has agreed to file a registration statement registering the Conversion Shares for resale within eighty (80) days after the closing of the transaction contemplated by the Merger Agreement, and to use its best efforts to cause such registration statement to be declared effective by the Securities and Exchange Commission (the "SEC") at the earliest practicable date thereafter and to remain effective until the earlier of: (i) twenty-four (24) months after the date that the Registration Statement is declared effective by the SEC; (ii) the date when all the Conversion Shares are sold or (iii) the date when Rule 144(k) is available with respect to all of the securities covered by such Registration Statement. The description of the Investor’s Agreement contained herein is qualified in its entirety by reference to the Investor’s Agreement, a copy of which is filed herewith as Exhibit 10.95 and is incorporated herein by reference.

Promissory Note

On October 26, 2005, as part of the Merger Consideration under the Merger Agreement, the Company issued a Promissory Note in the amount of $1,750,000 to Platinum. The principal under the Promissory Note accrues interest at a rate of 9.0% per annum. The principal and accrued interest under the Promissory Note are due on March 31, 2006. Interest is payable in registered shares of common stock of the Company, provided that until such shares are registered, interest shall be paid in cash. The Promissory Note contains certain negative covenants including that the Company will not incur additional indebtedness, other than permitted indebtedness under the Promissory Note. Under the Promissory Note, the following constitute an Event of Default: (a) the Company shall fail to pay the principal and interest when due and payable: (b) the Company fails to pay any other amount under the Promissory Note when due and payable: (c) any representation or warranty of the Company was untrue or misleading in any material respect when made; (d) there shall have occurred an acceleration of the state maturity of any indebtedness for borrowed money of the Company or any Subsidiary of $50,0000 or more in aggregate principal amount; (e) the Company shall sell, transfer, lease or otherwise dispose of all or any substantial portion of its assets in one transaction or a series of related transactions, participate in any share exchange, consummate any recapitalization, reclassification, reorganization or other business combination transaction or adopt a plan of liquidation or dissolution or agree to do any of the foregoing; (f) one or more judgments in an aggregate amount in excess of $50,000 shall have been rendered against the Company or any subsidiary; (g) the Company breaches any covenant set forth in Section 4 of the Promissory Note; or (h) an Insolvency Event (as defined in the Promissory Note) occurs with respect to the Company or a subsidiary. Upon an Event of Default, the Holder may, at its option, declare all amounts owed under the Promissory Note to be due and payable. The description of the Promissory Note contained herein is qualified in its entirety by reference to the Promissory Note, a copy of which is filed herewith as Exhibit 10.96 and is incorporated herein by reference

Material Relationship to Platinum

Gupta Holdings, LLC, an affiliate of Platinum, the Seller in the Tesseract Merger Agreement and a Seller under the Purchase Agreement, owns 2,020,000 shares of Series C Preferred Stock of the Company, which is convertible into 2,020,000 shares of Common Stock of the Company, and warrants to acquire 2,312,336 shares of Common Stock. On an as converted basis prior to the consummation of Merger, the shares of Series C Preferred Stock held by Gupta Holdings, LLC would represent approximately 10% of the then outstanding shares of Common Stock of the Company.

Amendment Agreement No. 1 to Credit Agreement

On October 26, 2005, in connection with the Purchase Agreement and the Merger Agreement described under Item 2.01 hereof, the Company entered into Amendment Agreement No. 1 ("Amendment Agreement") between the Company, Fortress Credit Opportunities I LP ("Lender") and Fortress Credit Corp., as Agent (the "Agent") relating to the Credit Agreement dated August 2, 2005 between the Company, the Subsidiaries of the Company listed in Schedule 1 thereto (the "Subsidiaries"), Fortress Credit Corp., as original lender (together with any additional lenders, the "Original Lenders"), and the Agent. Pursuant to this Amendment Agreement, the Lender made a loan of $15,000,000 under Tranche B of the credit facility under the Credit Agreement. The terms of the Credit Agreement regarding repayment, and the terms under which the maturity of outstanding amounts may be accelerated or amounts due increased, and the other recourse terms, remain unchanged from the terms of the Credit Agreement and have been previously reported in the Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2005, and in the Current Report on Form 8-K filed on August 8, 2005, each of which are incorporated herein by reference.

Pursuant to the amendment, certain definitions and covenants were amended or replaced, including the following:

• The Company agreed not to permit (i) the Total Debt to EBITDA Ratio to exceed 2.6 to 1 during the period from October 26, 2005 to, and including, June 30, 2006, and thereafter the Total Debt to EBITDA Ratio to exceed 2.25 to 1; (ii) the Cash Interest Coverage Ratio to fall below 3.5 to 1; (iii) the Fixed Charge Covenant Ratio to fall below 3.2 to 1 prior to December 31, 2006; the Fixed Charge Covenant Ratio to fall below 2.5 to 1 during the period from January 1, 2007 to, and including, March 31, 2007; the Fixed Charge Covenant Ratio to fall below 2.0 to 1 during the period from April 1, 2007 to, and including, June 30, 2007; the Fixed Charge Covenant Ratio to fall below 1.5 to 1 during the period from July 1, 2007 to, and including, the Maturity Date, or (iv) the aggregate amount of capital expenditures by the Company and its subsidiaries during any twelve month period to exceed $300,000.

• For these purposes, the Total Debt to EBITDA Ratio means the ratio of (a) Consolidated Total Debt, to (b) the aggregate EBITDA for each of Gupta, Gupta Technologies Ltd., Gupta Technologies GmbH, Gupta Technologies S.A. de C.V., Kenosia Corporation, David Corporation, Foresight Software, Inc., Process Software, LLC, ProfitKey International, LLC, and TAC/Halo, LLC for the most recently ended period of four consecutive fiscal quarters.

• Consolidated Total Debt is defined to mean at any time the aggregate of all regularly scheduled payments or prepayments of principal of Indebtedness (including the principal component of any payments in respect of Capital Lease Obligations) at that time.

• Further, EBITDA is defined to mean the earnings of the applicable company for the applicable period (a) before deducting Depreciation and Amortization; (b) before deducting corporation Tax and any deferred Tax charge and their equivalents in any relevant jurisdiction or any other Tax on incomes or gains; (c) before taking into account any Interest Expense, whether payable or receivable; (d) before taking into account the effect of any exceptional or extraordinary item; (e) after deducting any gain over book value and after adding back any loss on book value arising on the revaluation, sale, lease or other disposal of any asset (other than on the sale of assets in the ordinary course of business) during such period; (f) after excluding any amount attributable to minority interest that are not part of the Group; (g) after excluding any unrealized gains or losses due to movements in exchange rates occurring during such period; (h) after adding back any insurance proceeds in respect of any claim for loss of profit or business interruption or third party liability; (i) after excluding any future payments relating to stock based compensation; and (j) after adding back the effect of accounting adjustments (if any) related to the writedown of deferred revenue in connection with the acquisition of such person.

• The Cash Interest Coverage Ratio means the ratio of (a) aggregate EBITDA for each of Gupta, Gupta Technologies Ltd., Gupta Technologies GmbH, Gupta Technologies S.A. de C.V., Kenosia Corporation, David Corporation, Foresight Software, Inc., Process Software, LLC, ProfitKey International, LLC, and TAC/Halo, LLC for the most recently ended period of four consecutive fiscal quarters to (b) the Cash Interest Expense for that period. Cash Interest Expense means Interest Expense that is paid in cash during such period. Interest Expense means for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis, without duplicating, in accordance with GAAP) of the following: (a) all interest on respect of Indebtedness (including the interest component of any payments in respect of Capital Lease Obligations) accrued or capitalized during that period (whether or not actually paid during that period); plus the net amount payable (or minus the net amount receivable) under Hedging Agreements relating to interest during that period (whether or not actually paid or received during that period); plus prepayment penalties or premiums incurred in repaying or prepaying any Indebtedness; plus discount fees and acceptance fees payable or deducted in respect of any Indebtedness, including fees payable in respect of letters of credit and guarantees.

• Fixed Charge Covenant Ratio means the ratio of (a) aggregate EBITDA for each of Gupta, Gupta Technologies Ltd., Gupta Technologies GmbH, Gupta Technologies S.A. de C.V., Kenosia Corporation, David Corporation, Foresight Software, Inc., Process Software, LLC, ProfitKey International, LLC, and TAC/Halo, LLC for the most recently ended period of four consecutive fiscal quarters, less corporate income Tax and Capital Expenditures for the same period, to (b) Cash Interest Expense plus scheduled amortization for the most recently ended period of four consecutive fiscal quarters.

Terms not defined in the Amendment Agreement have the meanings given to them in the Credit Agreement. The amounts borrowed under Tranche B of the credit facility under the Credit Agreement, as amended by the Amendment Agreement, were used to partially fund the transactions under the Purchase Agreement and the Merger Agreement as more fully described under Item 2.01 of this Current Report. The description of Amendment Agreement No. 1 contained herein is qualified in its entirety by reference to Amendment Agreement No. 1, a copy of which is attached to this Report as Exhibit 10.97 and is incorporated herein by reference. Other material terms of the Credit Agreement remain unchanged and have been previously reported in the Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2005, and in the Current Report on Form 8-K filed on August 8, 2005, each of which are incorporated herein by reference.

Intercreditor and Subordination Agreement

On October 26, 2005, the Company entered into an Intercreditor and Subordination Agreement with the Subsidiaries listed in Part 1 of Schedule 1, the Financial Institutions listed in Part 2 of Schedule 1, the Holders of Subordinated Notes listed in Part 3 of Schedule 1 and Fortress Credit Corp. (the "Intercreditor and Subordination Agreement") pursuant to which Platinum agreed that the Promissory Note described under Item 1.01 hereof is expressly subordinate and junior in right of payment to all Senior Obligations. Senior Obligations is defined as each obligation and liability whether: (a) present or future, actual, contingent or unliquidated; or (b) owed jointly or severally (in any other capacity whatsoever), of an Obligor to any Finance Party under or in connection with any Finance Document. All terms not defined have the meanings given to them in the Credit Agreement. The description of the Intercreditor and Subordination Agreement contained herein is qualified in its entirety by reference to the Intercreditor and Subordination Agreement, a copy of which is filed herewith as Exhibit 10.98 and is incorporated herein by reference.

Pledge Agreements

The Company also entered into Pledge Agreements dated October 26, 2005, with Fortress Credit Corp. relating to a 100% membership interest of Process Software, LLC, a 100% membership interest in TAC/Halo, LLC, and a 100% membership interest in ProfitKey International, LLC (the "Pledge Agreements"). Pursuant to the Pledge Agreements, the Company pledged all its interests in Process Software, LLC, TAC/Halo, LLC and ProfitKey International, LLC to Fortress Capital Corp., as Collateral Agent, to secure all liabilities of each Obligor to any Finance Party under the Credit Agreement and related Finance Documents (as all terms are defined in the Credit Agreement). The Secured Liabilities include any liability or obligation for (a) repayment of the principal of any Credit; (b) payment of interest and any other amount payable under the Credit Agreement; (c) payment and performance of all other obligations and liabilities of any Obligor under the Finance Documents; (d) payment of any amount owed under any amendment, modification, renewal, extension or novation of any of the above obligations; and (e) payment of an amount which arises after a petition is filed by, or against, the Pledgor or any other Obligor under the US Bankruptcy Code of 1978 even if the obligations do not accrue because of the automatic stay under Section 362 of the US Bankruptcy Code of 1978 or otherwise. The Pledgors pledged the above-described collateral as security for the prompt and complete payment and performance of the Secured Liabilities when due and to induce the Lenders to make the Loans under Tranche B of the credit facility under the Credit Agreement. The Pledgors delivered all original certificates, instruments and powers evidencing the Pledged Collateral, agreed to take all action necessary to ensure that the Security is, and will continue to be until the end of the Security Period, a validly created, attached, enforceable and perfected first priority continuing security interest in the Pledged Shares and authorized the Collateral Agent to prepare and file financing statements, continuation statements and amendments in respect of those statements. So long as no Event of Default has occurred and is continuing, the Pledgor will be entitled to exercise all voting and other consensual rights with respect to the Pledged Collateral and to receive and retain all distributions and other payments in respect of the Pledged Collateral to the extent permitted by the Finance Documents. Upon an Event of Default, these rights vest in the Collateral Agent. The description of the Pledge Agreements contained herein is qualified in its entirety by reference to the Pledge Agreements, copies of which are filed herewith as Exhibits 10.99, 10.100 and 10.101 and are incorporated herein by reference.

Stock Pledge Agreements

Also on October 26, 2005, in connection with the Amendment Agreement, the Company entered into Stock Pledge Agreements between the Company and Fortress Credit Corp. relating to Certificate No. 5 representing 10 common shares in David Corporation, constituting 100% of the issued and outstanding common stock of David Corporation and Certificate No. 5 representing 12,000,000 common shares in Foresight Software, Inc., constituting 100% of the issued and outstanding common stock of Foresight Software, Inc. (the "Stock Pledge Agreements") pursuant to which the Company pledged the shares of capital stock of the David Corporation and Foresight Software, Inc. owned by it to Fortress Capital Corp., as Collateral Agent, to secure all liabilities of each Obligor to any Finance Party under the Credit Agreement and related Finance Documents (as all terms are defined in the Credit Agreement). The Secured Liabilities include any liability or obligation for (a) repayment of the principal of any Credit; (b) payment of interest and any other amount payable under the Credit Agreement; (c) payment and performance of all other obligations and liabilities of any Obligor under the Finance Documents; (d) payment of any amount owed under any amendment, modification, renewal, extension or novation of any of the above obligations; and (e) payment of an amount which arises after a petition is filed by, or against, the Pledgor or any other Obligor under the US Bankruptcy Code of 1978 even if the obligations do not accrue because of the automatic stay under Section 362 of the US Bankruptcy Code of 1978 or otherwise. The Pledgors pledged the above-described collateral as security for the prompt and complete payment and performance of the Secured Liabilities when due and to induce the Lenders to make the Loans under Tranche B of the credit facility under the Credit Agreement. The Pledgors delivered all original certificates, instruments and stock powers evidencing the Pledged Shares, agreed to take all action necessary to ensure that the Security is, and will continue to be until the end of the Security Period, a validly created, attached, enforceable and perfected first priority continuing security interest in the Pledged Shares and authorized the Collateral Agent to prepare and file financing statements, continuation statements and amendments in respect of those statements. So long as no Event of Default has occurred and is continuing, the Pledgor will be entitled to exercise all voting and other consensual rights with respect to the Pledged Shares and to receive and retain all distributions and other payments in respect of the Pledged Shares to the extent permitted by the Finance Documents. Upon an Event of Default, these rights vest in the Collateral Agent. The description of the Stock Pledge Agreements contained herein is qualified in its entirety by reference to the Stock Pledge Agreements, copies of which are filed herewith as Exhibits 10.102 and 10.103 and are incorporated herein by reference.

Security Agreements

On October 26, 2005, the Company’s subsidiaries Process Software, LLC, ProfitKey International, LLC, TAC/Halo, LLC, Foresight Software, Inc. and David Corporation each entered into a Security Agreement with Fortress Credit Corp. (the "Security Agreements") pursuant to which such subsidiary granted the Collateral Agent for the benefit of the Finance Parties a continuing security interest in the Collateral, as defined in the Security Agreements to secure the prompt and complete payment and performance of the Secured Liabilities. Collateral includes all personal property, wherever located, including later acquired property. Secured Liabilities has the same definition as in the Pledge Agreements and Stock Pledge Agreements. The Security Providers agreed to take all action necessary to ensure that the Security is as of the first Drawdown Date, and will continue to be until the end of the Security Period, a validly created, attached, enforceable and perfected first priority continuing security interest in the Collateral Shares and authorized the Collateral Agent to prepare and file financing statements, continuation statements and amendments in respect of those statements. The description of the Security Agreements contained herein is qualified in its entirety by reference to the Security Agreements, copies of which are filed herewith as Exhibits 10.104, 10.105, 10.106, 10.107 and 10.108 and are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Foresight, Milgo, ProfitKey International and David Corporation Purchase Agreement

On October 26, 2005, the Company completed the transactions contemplated by that certain Purchase Agreement (the "Purchase Agreement") dated as of September 12, 2005 by and among Warp Technology Holdings, Inc. operating under the name Halo Technology Holdings ("Company") and Platinum Equity, LLC ("Platinum"), EnergyTRACS Acquisition Corp. (the "Foresight Seller") and Milgo Holdings, LLC (the "Process Seller" and together with Platinum and the Foresight Seller, the "Sellers") for the acquisition of 100% of the Equity Interests in The David Corporation, ProfitKey International, LLC, Foresight Software, Inc. and Process Software, LLC (the "Acquisition"). Pursuant to the Purchase Agreement, Platinum sold, assigned and delivered 100% of the common stock, no par value per share of the David Corporation, a California Corporation and a 100% membership interest in ProfitKey International LLC, a Delaware limited liability company, the Foresight Seller sold, assigned and delivered 100% of the common stock, par value $0.01 per share of the Foresight Software, Inc., a Delaware corporation and the Process Seller sold, assigned and delivered a 100% membership interest in Process Software, LLC, a Delaware limited liability company to the Company in exchange for the payment of an aggregate of Twelve Million Dollars ($12,000,000) in cash. The Purchase Agreement has previously been filed as Exhibit 10.86 of the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 16, 2005 and is incorporated herein by reference.

Tesseract Merger Agreement

On October 26, 2005, the Company completed the transactions contemplated by the Merger Agreement (the "Merger Agreement") dated as of September 12, 2005 by and among Warp Technology Holdings, Inc. operating under the name Halo Technology Holdings, TAC/Halo, Inc., a wholly owned subsidiary of the Company (the "Merger Sub"), Tesseract Corporation ("Tesseract") and Platinum Equity, LLC ("Platinum"), as amended by Amendment No. 1 to the Merger Agreement, dated October 26, 2005, by and among, the Company, Platinum, Tesseract, Merger Sub and TAC/Halo, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company ("New Merger Sub"). Pursuant to the Merger Agreement, as amended, Tesseract was merged with and into the New Merger Sub (the "Merger") which survived as a wholly-owned subsidiary of the Company. The aggregate consideration payable pursuant to the Merger to Platinum as the holder of 100% of the common stock, par value $0.01 per share of Tesseract (the "Stock") consisted of (i) $4,500,000 in cash payable at Closing, (ii) 7,045,454 shares of Series D Preferred Stock of the Company, and (iii) $1,750,000 payable no later than March 31, 2006 and evidenced by a Promissory Note. Additionally, the Merger Agreement, as amended, provided for a Working Capital Adjustment of $1,000,000 to be paid by the Company to Platinum no later than November 30, 2005. If not paid by such date, at the option of Platinum, the Working Capital Adjustment may be converted to up to 1,818,181 shares of Series D Preferred Stock. Additionally, if the Working Capital Adjustment is not paid on or before November 30, 2005, the Company must pay Platinum a monthly transaction advisory fee of $50,000 per month, commencing December 1, 2005. Under the Amendment, Platinum agrees to retain 909,091 shares of Series D Preferred Stock delivered as part of the merger consideration. If the Promissory Note is paid on or before March 31, 2006, Platinum will return for cancellation, without additional consideration from the Company, 909,091 shares of Series D Preferred Stock to the Company. The descriptions of the Merger Agreement and Amendment No. 1 to the Merger Agreement are qualified in their entirety by reference to the Merger Agreement, which was previously filed as Exhibit 10.87 of the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 16, 2005, and to Amendment No. 1 to the Merger Agreement attached as Exhibit 10.94 hereto and incorporated herein by reference.

The Company financed the purchase price under the Purchase Agreement and the Merger Agreement in part with borrowings under its $50,000,000 credit facility with Fortress Credit Opportunities LLP and Fortress Credit Corp. On October 26, 2005, in connection with the closings of the above described transactions, the Company entered into Amendment Agreement No. 1 ("Amendment Agreement") between the Company, Fortress Credit Opportunities I LP ("Lender") and Fortress Credit Corp., as Agent (the "Agent") relating to the Credit Agreement dated August 2, 2005 between the Company, the Subsidiaries of the Company listed in Schedule 1 thereto (the "Subsidiaries"), Fortress Credit Corp., as original lender (together with any additional lenders, the "Original Lenders"), and the Agent under which the Lender made an additional loan of $15,000,000 under Tranche B of the credit facility under the Credit Agreement, as more fully described under Items 1.01 and 2.03 of this Current Report and incorporated herein by reference.

Material Relationship to Platinum

Gupta Holdings, LLC, an affiliate of Platinum, the Seller in the Tesseract Merger Agreement and a Seller under the Purchase Agreement, owns 2,020,000 shares of Series C Preferred Stock of the Company, which is convertible into 2,020,000 shares of Common Stock of the Company, and warrants to acquire 2,312,336 shares of Common Stock. On an as converted basis prior to the consummation of Merger and the acquisitions under the Purchase Agreement, the shares of Series C Preferred Stock held by Gupta Holdings, LLC would represent approximately 10% of the then outstanding shares of Common Stock of the Company.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 26, 2005, the Company entered into Amendment Agreement No. 1 to Credit Agreement dated August 2, 2004 ("Amendment Agreement") pursuant to which the Lender made a loan of $15,000,000 to the Company under Tranche B of the credit facility under the Credit Agreement. The rate of interest (the "Interest Rate") payable on the loan for each calendar month (an "Interest Period") is a floating percentage rate per annum equal to the sum of the "LIBOR" for that period plus the "Margin". For theses purposes, LIBOR means for any Interest Period the rate offered in the London interbank market for U.S. Dollar deposits for the relevant Interest Period; provided, however, that for purposes of calculating the Interest Rate, LIBOR shall at no time be less than a rate equal to 2.65%. For these purposes, "Margin" means 9% per annum. Interest is due and payable monthly in arrears. The terms of the Amendment Agreement are more fully described under Item 1.01 of this Current Report and are incorporated herein by reference. The description of the Amendment Agreement contained herein and under Item 1.01 is qualified in its entirety by reference to the Amendment Agreement, a copy of which is filed herewith as Exhibit 10.97 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The sale of the Series D Preferred Stock on October 26, 2005 was made in reliance upon the exemption from the registration provisions of the Securities Act of 1933, as amended (the "Securities Act"), set forth in Sections 4(2) thereof and the rules and regulations under the Securities Act, including Regulation D, as transactions by an issuer not involving any public offering and/or sales to a limited number of purchasers who were acquiring such securities for their own account for investment purposes and not with a view to the resale or distribution thereof. Platinum Equity, LLC, a global acquisition firm and the sole recipient of the Series D Preferred Shares, acquired the shares for its own account. Issuance of 7,045,454 shares of Series D Preferred Stock was partial consideration for the purchase of Tesseract Corporation by TAC/Halo, LLC, a wholly owned subsidiary of the Company, as more fully described under Items 1.01 and 2.01 of this Current Report. Platinum Equity, LLC is also entitled to a Working Capital Adjustment of $1,000,000, but if this Working Capital Adjustment is not paid by November 30, 2005, it may be converted to 1,818,181 shares of Series D Preferred Stock at the option of Platinum Equity, LLC.

Item 3.03 Material Modifications to Rights of Security Holders.

The Company has filed with the Secretary of State of the State of Nevada a Certificate of Designation establishing a series of preferred stock to be referred to as the Series D Preferred Stock. Due to its rights and preferences, the Series D Stock modifies the rights of the holders of the Company’s common stock, par value $0.00001 per share (the "Common Stock") and the rights of the holders of the Company’s Series C Preferred Stock as set forth in the Company’s Articles of Incorporation as modified by the Certificates of Designation. The Company’s Series C Preferred Stock holders consented to the modification of their rights. The material terms of the Series D Stock are described below.

Up to an aggregate of 8,863,636 shares of the Company’s Series D Stock could be issued pursuant to transactions consummated on October 26, 2005. As such shares have preferences over the Company’s Common Stock and Series C Preferred Stock, the rights of the holders of Common Stock and Series C Preferred Stock have been modified.

The Series D Stock has the following material terms:

• The Series D Stock will be convertible into Common Stock, at the option of the holder, at a conversion price (the "Applicable Conversion Price") that will initially be equal to $1.10. Accordingly, the Series D Stock is convertible into Common Stock at a ratio equal to the quotient obtained by dividing the sum of the Series D Face Amount plus any accrued but unpaid dividends by the applicable Conversion Price, in effect at the time of conversion. However, the ratio is subject to adjustment pursuant to the anti-dilution protections extended to the holders of Series D Stock. Under the anti-dilution provisions, in the event the Company issues, at any time while shares of Series D Stock are still outstanding, shares of Common Stock or any type of securities convertible or exchangeable for, or otherwise giving a right to acquire, shares of Common Stock, at a price below the Applicable Conversion Price, then the Applicable Conversion Price will be adjusted to the price per share equal to the price per share paid for such Common Stock in such subsequent financing. In addition to the full-ratchet protection, the Applicable Conversion Price will be equitably adjusted in the event of any stock split, stock dividend or similar change in the Company’s capital structure.

• If the Company’s market capitalization based on the shares of Common Stock outstanding (including all shares of Common Stock underlying the Shares of Series D Stock on an as converted basis) exceeds $50,000,000, the shares of Common Stock underlying the Series D Stock are registered, and the Company has an average daily trading volume for 20 consecutive trading days of 100,000 shares per day, then the Company may require the holders of Series D Stock to convert the Series D Stock into Common Stock at the then Applicable Conversion Price.

• The holders of shares of Series D Stock will be entitled to receive dividends, at a 13% annual rate, payable quarterly in arrears beginning on March 21, 2006, either in cash, or at the election of the Company, in shares of Common Stock. The dividends are preferred dividends, payable in preference to any dividends which may be declared on the Series A 8% Cumulative Convertible Preferred Stock, the Series B 10% Cumulative Convertible Preferred Stock, the Series C Convertible Preferred Stock and the Common Stock. Common Stock delivered in payment of dividends will be valued at 90% of the average of the volume weighted average price for the 20 trading day period ending on the trading day immediately prior to the date set for payment of the dividend.

• Any unconverted and non-redeemed Shares of Series D Stock outstanding on the third anniversary of the initial issuance of the Series D Stock, will be automatically redeemed on that date, in cash, at an amount per share equal to the sum of the Series D Face Amount, as adjusted, plus all accrued but unpaid dividends thereon (subject to equitable adjustment for all stock splits, stock dividends, or similar events involving a change in the capital structure of the Company).

• In the event of any liquidation of the Company, the Series D Stock will receive an amount equal to the Series D Face Amount, plus all accrued but unpaid dividends thereon, prior to any amounts being distributed to any other series of Preferred Stock or to the Common Stock holders. After payment of all liquidation preferences to all holders of Preferred Stock, including the Series D Stock, the entire remaining available assets, if any, shall be distributed among the holders of Common Stock, the holders of Series D Stock, and any other class or series of Preferred Stock entitled to participate with the Common Stock in a liquidating distribution, in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they then have the right to acquire upon conversion of such shares of Preferred Stock held by them.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Certificate of Designation establishing the Series D Preferred Stock became effective October 26, 2005. The Certificate of Designation modifies the Company’s Articles of Incorporation by establishing the rights and preferences of the Series D Stock. The material terms of the Series D Stock are described above in Item 3.03 of this report.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

The financial statements required by this item will be filed by an amendment to this Current Report on Form 8-K within the time period permitted under Item 9.01(a)(4) of Form 8-K (but in any event not later than January 11, 2006).

(b) Pro forma financial information.

The financial statements required by this item will be filed by an amendment to this Current Report on Form 8-K within the time period permitted under Item 9.01(b)(2) of Form 8-K (but in any event not later than January 11, 2006).

(d) Exhibits:

The following Exhibits are filed with this Current Report:

3.12 Certificate of Designation for Nevada Profit Corporation, designating Series D Preferred Stock, as filed with the Secretary of State of the State of Nevada, effective October 26, 2005.

10.94 Amendment No. 1 to Merger Agreement, dated as of October 26, 2005 among Platinum Equity, LLC, Warp Technology Holdings, Inc., TAC/Halo, Inc., TAC/HALO, LLC and Tesseract Corporation.

10.95 Investor’s Agreement, dated October 26, 2005 by and among Warp Technology Holdings, Inc. and Platinum Equity, LLC.

10.96 Promissory Note of Warp Technology Holdings, Inc. dated October 26, 2005 in the amount of $1,750,000.

10.97 Amendment Agreement No. 1 between Warp Technology Holdings, Inc., Fortress Credit Opportunities I LP and Fortress Credit Corp. dated October 26, 2005.

10.98 Intercreditor and Subordination Agreement between Warp Technology Holdings, Inc., the Subsidiaries of Warp Technology Holdings, Inc., the Financial Institutions listed in Part 2 of Schedule 1, the Holdings of Subordinated Notes listed in Part 3 of Schedule 1 and Fortress Credit Corp., dated October 26, 2005.

10.99 Pledge Agreement between the Company and Fortress Credit Corp. dated October 26, 2005 regarding Process Software, LLC.

10.100 Pledge Agreement between the Company and Fortress Credit Corp. dated October 26, 2005 regarding ProfitKey International, LLC.

10.101 Pledge Agreement between the Company and Fortress Credit Corp. dated October 26, 2005 regarding and TAC/Halo, LLC.

10.102 Stock Pledge Agreement between Warp Technology Holdings, Inc. and Fortress Credit Corp. dated October 26, 2005 regarding David Corporation.

10.103 Stock Pledge Agreement between Warp Technology Holdings, Inc. and Fortress Credit Corp. dated October 26, 2005 regarding Foresight Software, Inc.

10.104 Security Agreement between Process Software, LLC and Fortress Credit Corp. dated October 26, 2005.

10.105 Security Agreement between ProfitKey International, LLC and Fortress Credit Corp. dated October 26, 2005.

10.106 Security Agreement between TAC/Halo, LLC and Fortress Credit Corp. dated October 26, 2005.

10.107 Security Agreement between Foresight Software, Inc. and Fortress Credit Corp. dated October 26, 2005.

10.108 Security Agreement between David Corporation and Fortress Credit Corp. dated October 26, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warp Technology Holdings, Inc.

November 1, 2005	By:	Ernest Mysogland

Name: Ernest Mysogland
Title: Executive Vice President

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Exhibit Index

Exhibit No.	Description

3.12	Certificate of Designation for Nevada Profit Corporation, designating Series D Preferred Stock, as filed with the Secretary of State of the State of Nevada, effective October 26, 2005.
10.100	Pledge Agreement between the Company and Fortress Credit Corp. dated October 26, 2005 regarding ProfitKey International, LLC.
10.101	Pledge Agreement between the Company and Fortress Credit Corp. dated October 26, 2005 regarding and TAC/Halo, LLC.
10.102	Stock Pledge Agreement between Warp Technology Holdings, Inc. and Fortress Credit Corp. dated October 26, 2005 regarding David Corporation.
10.103	Stock Pledge Agreement between Warp Technology Holdings, Inc. and Fortress Credit Corp. dated October 26, 2005 regarding Foresight Software, Inc.
10.104	Security Agreement between Process Software, LLC and Fortress Credit Corp. dated October 26, 2005.
10.105	Security Agreement between ProfitKey International, LLC and Fortress Credit Corp. dated October 26, 2005.
10.106	Security Agreement between TAC/Halo, LLC and Fortress Credit Corp. dated October 26, 2005.
10.107	Security Agreement between Foresight Software, Inc. and Fortress Credit Corp. dated October 26, 2005.
10.108	Security Agreement between David Corporation and Fortress Credit Corp. dated October 26, 2005.
10.94	Amendment No. 1 to Merger Agreement, dated as of October 26, 2005 among Platinum Equity, LLC, Warp Technology Holdings, Inc., TAC/Halo, Inc., TAC/HALO, LLC and Tesseract Corporation.
10.95	Investor's Agreement, dated October 26, 2005 by and among Warp Technology Holdings, Inc. and Platinum Equity, LLC.
10.96	Promissory Note of Warp Technology Holdings, Inc. dated October 26, 2005 in the amount of $1,750,000.
10.97	Amendment Agreement No. 1 between Warp Technology Holdings, Inc., Fortress Credit Opportunities I LP and Fortress Credit Corp. dated October 26, 2005.
10.98	Intercreditor and Subordination Agreement between Warp Technology Holdings, Inc., the Subsidiaries of Warp Technology Holdings, Inc., the Financial Institutions listed in Part 2 of Schedule 1, the Holdings of Subordinated Notes listed in Part 3 of Schedule 1 and Fortress Credit Corp., dated October 26, 2005.
10.99	Pledge Agreement between the Company and Fortress Credit Corp. dated October 26, 2005 regarding Process Software, LLC.